Exhibit 99.1

N E W S

Cimarex Energy Co. 1700 Lincoln Street, Suite 3700 Denver, CO 80203 Phone: (303) 295-3995

Chief Financial Officer, Paul Korus, to Retire

Mark Burford to become CFO

DENVER, June 2, 2015 - Cimarex Energy Co. (NYSE: XEC) today announced that its Chief Financial Officer, Paul Korus, has informed management and the Board of Directors of his plans to retire on or before September 1, 2015.  Mr. Korus stated, “I have thoroughly enjoyed my time working with the exceptional people at Cimarex.  I take great pride in our accomplishments and I look forward to following the company as a shareholder.” Thomas E. Jorden, Chief Executive Officer and Chairman, said, “Paul has been an instrumental leader at Cimarex during a period of tremendous growth that ultimately led to Cimarex becoming an investment grade company. Paul’s hard work and integrity leave us well positioned to execute on our strategic plan. We wish Paul and his family well in his retirement.”

Cimarex also announced the appointment of Mark Burford as its Chief Financial Officer effective as of Mr. Korus’ retirement. Mr. Burford joined Cimarex in 2005 and is currently serving as Vice President of Capital Markets and Planning.  Thomas E. Jorden, went on to say, “We are fortunate to have Mark ready to step into the role of Chief Financial Officer.  He and Paul have worked together for over 10 years guiding the company’s finances.  Mark’s succession will ensure a seamless transition of the Chief Financial Officer position.”

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements.  These forward-looking statements are based on management’s judgment as of the date of this press release and include certain risks and uncertainties.  Please refer to the Cimarex Energy Co. Annual Report on Form 10-K/A for the year ended December 31, 2014, filed with the Securities and Exchange Commission, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including, among other things: oil, NGL and natural gas price volatility; declines in the values of our oil and gas properties resulting in impairments; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing; higher than expected costs and expenses, including the availability and cost of services and materials; unexpected future capital expenditures; economic and competitive conditions; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; compliance with environmental and other regulations; derivative and hedging activities; risks associated with operating in one major geographic area; the success of the company’s risk management activities; title to properties; litigation; environmental liabilities; the ability to complete property sales or other transactions; and other factors discussed in the company’s reports filed with the

Securities and Exchange Commission. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

For further information: Cimarex Energy Co., Karen Acierno — Director of Investor Relations, 303.285.4957